AeroVironment, Inc. Announces Fiscal 2008 First Quarter Results

MONROVIA, CA, September 5, 2007 — AeroVironment, Inc. (AV) (NASDAQ: AVAV), a leader in unmanned aircraft systems (UAS) and efficient electric energy systems, today reported financial results for its fiscal first quarter ended July 28, 2007.  Results for the period showed significant growth in revenue and income from operations compared to the same period in the prior year.

“Our team did an outstanding job again this quarter of delivering system solutions that provide our customers with unique capabilities and outstanding value,” said Tim Conver, chairman, chief executive officer and president of AV.  “We experienced continued, strong sales of our small UAS, particularly Raven, which has now been adopted by the U.S. Army, Special Operations Command, Marine Corps and Air Force.  The U.S. Air Force also took delivery of its initial BATMAV micro unmanned aircraft systems from us, which include the WASP III air vehicle. Our contract logistics support for these systems also increased in the quarter.  Combined with solid performance from our PosiCharge and Energy Technology segments, these results reflect effective execution across the business, and indicate a growing demand for our solutions.”

FISCAL 2008 FIRST QUARTER RESULTS
Revenue for the first quarter of fiscal 2008 was $49.2 million, an increase of 56% over first quarter fiscal 2007 revenue of $31.6 million. The increase in revenue was a result of increased sales in AV’s UAS segment of $16.9 million or 68%, its PosiCharge segment of $0.4 million or 8%, and in its Energy Technology Center segment of $0.3 million or 21%.

Gross margin for the quarter was $16.8 million, or 34% of revenue, compared to $12.0 million, or 38% of revenue, in the same quarter last year.  The lower margin largely reflects lower fixed price revenue relative to cost reimbursable revenue compared to the same period in the prior year.

Income from operations for the first quarter of fiscal 2008 was $4.8 million, an increase of $2.8 million, or 139%, over first quarter fiscal 2007 income from operations of $2.0 million. The growth in income from operations was caused by increased gross margin of $4.8 million partially offset by higher selling, general and administrative expense of $1.6 million and higher research and development expense of $0.5 million.

Net income for the first quarter of fiscal 2008 was $3.8 million, an increase of $2.4 million, or 182%, over first quarter fiscal 2007 net income of $1.4 million.  Earnings per share for the first quarter of fiscal 2008 was $0.18 per diluted share, an increase of $0.09 per diluted share over first quarter of fiscal 2007 earnings per share of $0.09 per diluted share.

BACKLOG
As of July 28, 2007, funded backlog (unfilled firm orders for which funding is currently appropriated to AV under a customer contract) was $61.7 million compared to $60.9 million as of April 30, 2007.

FISCAL 2008 — OUTLOOK FOR THE FULL YEAR
For fiscal year 2008 AV maintains its guidance of revenue growth of between 20% and 25% over fiscal year 2007, with an operating income margin of between 12% and 14%.  The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to our ability to obtain and retain government contracts, changes in the demand for our products and services, activities of competitors and changes in the regulatory environment. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL
In conjunction with this release, AV will host a conference call today, Wednesday, September 5, 2007, at 1:30 pm Pacific Time that will be broadcast live over the Internet. Timothy E. Conver, chairman, chief executive officer and president, Stephen C. Wright, chief financial officer, and Steven A. Gitlin, director of investor relations, will host the call.

4:30 PM ET
3:30 PM CT
2:30 PM MT
1:30 PM PT

The conference call may be accessed by dialing (866) 271-5140 (U.S.) or (617) 213-8893 (international) five to ten minutes prior to the start time to allow for registration. The passcode for the call is 41633059.

Investors with Internet access may access the live audio webcast via the Investor Relations section of the AV website, http://investor.avinc.com.  Please allow fifteen minutes prior to the call to download and install any necessary audio software.  An audio replay of the event will be archived on the Investor Relations page of the AV website, at http://investor.avinc.com for a period of one year.

A digital replay of the call will be available on Wednesday, September 5, 2007 at approximately 3:30 p.m. Pacific Time through Wednesday, September 12, 2007 at 9:00 p.m. Pacific Time.  Dial (888) 286-8010 and enter the passcode 12624154.  International callers should dial (617) 801-6888 and enter the same passcode number.

ABOUT AEROVIRONMENT, INC. (AV)
Building on a history of technological innovation, AV designs, develops, produces, and supports an advanced portfolio of Unmanned Aircraft Systems (UAS) and efficient electric energy systems. The Company’s small UAS are used extensively by agencies of the U.S. Department of Defense and increasingly by allied military forces to deliver real-time reconnaissance, surveillance, and target acquisition to tactical operating units. AV’s PosiCharge ® fast charge systems eliminate battery changing for electric industrial vehicles in factories, airports, and distribution centers. For more information about AV, please visit www.avinc.com.

FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, reliance on sales to the U.S. government; changes in the supply and/or demand and/or prices for our products; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; changes in significant operating expenses, including components and raw materials; failure to develop new products; changes in the regulatory environment; product liability, infringement and other claims; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

Consolidated Statements of Income (Unaudited)
(in thousands except share and per share data)

	Three months ended
	July 28, 2007	July 29, 2006
Revenue:
Product sales	$29,684	$23,844
Contract services	19,520	7,713
	49,204	31,557
Cost of sales:
Product sales	18,291	14,301
Contract services	14,076	5,270
	32,367	19,571
Gross margin	16,837	11,986
Research and development	4,300	3,841
Selling, general and administrative	7,726	6,132
Income from operations	4,811	2,013
Other income
Interest income	979	206
Income before income taxes	5,790	2,219
Provision for income taxes	1,946	854
Net income	$3,844	$1,365
Earnings per share data:
Basic	$0.20	$0.10
Diluted	$0.18	$0.09
Weighted average shares outstanding:
Basic	18,897,711	13,508,079
Diluted	21,077,055	15,165,685

Selected Consolidated Balance Sheet Information
(in thousands)

Selected Consolidated Balance Sheet Information
	July 28, 2007	April 30, 2007
	(Unaudited)

Cash and cash equivalents	$29,622	$20,920
Short-term investments	71,400	88,325
Accounts receivable, net	23,855	7,691
Unbilled receivables and retentions	14,789	26,494
Inventory, net	16,415	14,015
Total assets	168,054	168,177
Stockholders’ equity	143,263	136,423
Shares issued and outstanding	19,279,809	18,875,957

Reportable segment results are as follows:
  (in thousands)

	Three Months Ended
	July 28, 2007	July 29, 2006
	(Unaudited)
Revenue:
UAS	$41,873	$24,983
PosiCharge	5,358	4,943
Energy Technology Center	1,973	1,631
Total	$49,204	$31,557
Gross margin:
UAS	$14,091	$9,271
PosiCharge	1,945	1,940
Energy Technology Center	801	775
Total	$16,837	$11,986

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Contact:
Steven Gitlin
Director of Investor Relations
AeroVironment, Inc
+1 (626) 357-9983
ir@avinc.com

Mark Collinson
CCG Investor Relations and Strategic Communication
For AeroVironment, Inc.
+1 (310) 477-9800, ext. 117
mark.collinson@ccgir.com